UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021 (April 30, 2021)

BYLOG GROUP CORP.

(Exact name of Company as specified in its charter)

Nevada	333-211808	37-1791003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84/1 Bilang, Hutan #402,

Dalian City, Liaoning Province, China 116013

(Address of principal executive offices) (Zip Code)

+86 (775) 430-5510

Company’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure Of Directors Or Certain Officers

On April 30, 2021, Dehang Zhou resigned as the Director, Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of Bylog Group Corp. (the “Company”). Mr. Zhou’s decision to resign was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment Of Certain Officers

On April 30, 2021, the board of directors (the “Board”) the Company appointed Mr. Wah Leung as the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of the Company. The Company and Mr. Leung have not entered into any arrangement regarding the payment of compensation for acting as an officer of the Company.

Certain biographical and related information regarding Mr. Leung has been disclosed in our current report on Form 8-K filed on April 13, 2021 and is hereby incorporated by reference into this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Resignation letter from Dehang Zhou dated April 30, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bylog Group Corp.

Dated: May 6, 2021	By:	/s/ Wah Leung
Wah Leung Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Resignation letter from Dehang Zhou dated April 30, 2021